Exhibit 99.1

MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS,
ANNOUNCES ACQUISITION AND INVESTMENT, INCREASES QUARTERLY CASH DIVIDEND

•	Authorizes cash dividend of $1.38 per share, up 10.4%
•	Reiterates guidance for growth in Free Cash Flow, Dividends
•	Raises 2017 growth capex deployment target to between $600.0 million and $650.0 million
•	IMTT to acquire Epic Midstream liquids terminalling business

New York, August 2, 2017 — Macquarie Infrastructure Corporation (NYSE: MIC) today reported financial results for the second quarter of 2017.

“MIC’s performance overall continued to be at levels consistent with our expectations for the full year and we have been able to improve our prospects with the attractive transactions announced today,” said James Hooke, chief executive officer of MIC. “The improved cash generation by our existing operations supported an increase in MIC’s quarterly cash distribution of 10.4%, consistent with our expectations and guidance. We continue to expect to increase cash generation in 2017 by between 10% and 15%, per share, and to grow our cash dividend by 10%.”

MIC reported a 23.5% increase in net income compared with the second quarter of 2016. The Company reported net income of $26.0 million for the quarter ended June 30, 2017. For the first six months of the year, MIC’s net income increased 42.2% to $58.7 million.

The Company reported cash generated by operating activities of $120.6 million and $249.2 million in the quarter and six months ended June 30, 2017, respectively, compared with $129.4 million and $277.9 million reported in the prior comparable periods. The decrease in cash from operations reflects primarily the absence of insurance proceeds, higher state taxes and changes in working capital related to higher inventory costs and the timing of payments in 2017 compared with 2016. The impact of these was partially offset by improved operating results and contributions from acquired businesses.

MIC’s businesses produced an aggregate $141.1 million and $288.0 million of Adjusted Free Cash Flow in the second quarter and year to date periods ended June 30, 2017, respectively, up 11.7% and 10.9% from the amounts generated in the prior corresponding periods. The Company defines Adjusted Free Cash Flow as cash from operating activities (including from its proportionate interest in businesses in which it has a less than 100% equity interest), less maintenance capital expenditures, less changes in working capital, adjusted for certain one-time items. (See Summary Financial Information below)

The implementation of MIC’s previously announced shared services initiative resulted in a reduction in the rate of increase in general and administrative expenses. As anticipated, the savings were offset by expenses including primarily severance payments and consulting fees totaling $3.1 million and $5.4 million in the June quarter and year to date periods, respectively, and incremental expenses associated with acquisitions completed in 2016. The Company does not expect to incur shared services implementation costs in 2018 and has excluded those incurred in 2017 from its presentation of both Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow in an effort to provide clarity with respect to the recurring cash flows being generated by its businesses.

MIC expects to realize annual general and administrative and procurement cost savings of between $12.0 million and $15.0 million in 2018, compared with its 2016 baseline, as a result of the shared services initiative. The expected savings will not be spread evenly, or even proportionately, across MIC’s businesses and some businesses may simply benefit from an improvement in service levels. Shared services provides business support functions including Accounting, Human Resource, Tax, Information Technology and Risk Management support to each of MIC’s operating entities.

As a result of a heightened level of activity associated with the evaluation of various investment and acquisition opportunities, MIC incurred approximately $4.9 million of transaction related expenses during the second quarter. These costs have been recorded as an expense in the Corporate and Other segment of its financial statements and have been excluded from the Company’s presentation of both Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow in an effort to provide clarity with respect to the recurring cash flows being generated by its businesses.

The MIC board of directors authorized a cash dividend of $1.38 per share, or $5.52 annualized, for the second quarter of 2017. The dividend will be payable August 17, 2017 to shareholders of record on August 14, 2017. The payment represents a 10.4% increase over the dividend paid for the second quarter of 2016 and is consistent with MIC’s guidance for a 10% increase in its annual dividend in 2017 over 2016.

In June, MIC increased its guidance with respect to growth capital deployment in 2017 to approximately $500.0 million from $400.0 million. Assuming the transactions announced today are successfully concluded, MIC will have deployed more than $450.0 million of growth capital in 2017 and has increased its full-year capital deployment target to between $600.0 million and $650.0 million.

“Earlier in the year we highlighted an increase in the number and size of investment opportunities that we were reviewing and a further increase in our growth capital deployment target for this year reflects our capitalizing on those opportunities,” said Hooke. “In addition to increasing planned growth investments within our four existing segments, we continue to pursue opportunities outside of these, some of which could be transformative for the Company.”

Acquisition and Investment Announced

On July 28, 2017, IMTT entered into an agreement to acquire Epic Midstream (Epic) from affiliates of White Deer Energy and Blue Water Energy for $171.5 million, not including working capital adjustments. The transaction is expected to close in the third quarter of 2017 and be accretive to MIC’s Free Cash Flow in 2018. Closing is subject to customary regulatory approvals and satisfaction of other conditions precedent.

The purchase price reflects a multiple of Epic’s full year 2018 Pro-Forma EBITDA (Earnings before Interest, Taxes, Depreciation, and Amortization) of approximately 11.0x. MIC expects to fund the acquisition with the issuance of $125.0 million in new MIC shares to the sellers and $46.5 million in cash, including with drawings on IMTT’s revolving credit facility. The new shares will be issued at a 1.5% discount to the 30-day volume weighted average price of MIC’s shares, as reported by the New York Stock Exchange, at the end of the second day prior to closing of the transaction.

Epic will continue to operate a portfolio of seven bulk liquid terminals in the U.S. Southeast and Southwest, with principal operations in the Port of Savannah, Georgia. Its facilities comprise more than 3.1 million barrels of storage capacity, a significant portion of which is in service for jet fuel. Revenue produced by the Epic business is generated pursuant to take-or-pay contracts similar to those at MIC’s IMTT business. Customers include an affiliate of the U.S. Department of Defense that has been an Epic customer for more than 20 years.

“The addition of the Epic terminals will expand IMTT’s operations into important new markets, including Savannah, and materially expand its jet fuel handling capability — something we had been seeking to do for some time,” noted Hooke.

On July 10, 2017, MIC formed a new joint venture with Intersect Power, a developer of renewable power generation and storage projects across the U.S., to fund and potentially acquire Intersect projects. Founded in 2016, Intersect Power is in the early stages of development of approximately 700MW of power in California and Texas and anticipates pursuing projects in Hawaii as well. MIC expects to invest up to $135.0 million of equity, contingent equity, and credit facilities that will be used to fund Intersect Power’s operations and project development pipeline.

“The arrangement we have with Intersect Power is expected to provide MIC with access to a flow of high quality renewable energy projects beginning in 2019,” said Hooke. “Including Intersect, we now expect to have access to opportunities in both wind and solar generation and power storage and are even better positioned to grow the size of our existing portfolio of approximately 350MW of generation without having to compete in costly auction processes.”

Quarterly Segment Highlights

Utilization rates at IMTT decreased to historically normal levels of 94.0% and 95.2% in the quarter and six month periods ended June 30, 2017, respectively, from what had been elevated rates in the mid-96% range. An improved top line result that included deferred revenue resulting from termination of a construction project by a biodiesel customer was partially offset by higher repair and maintenance expenses in the quarter. Near term, the focus for the business remains on effective deployment of growth capital.

Continued strong growth in general aviation flight activity supported improvement in the financial performance of Atlantic Aviation. General aviation flight activity increased by approximately 3.7% in the second quarter, based on data reported by the Federal Aviation Administration. Activity levels across the Atlantic network, along with effective upselling of fuel, effective margin management and the operational leverage inherent in the business, resulted in growth in EBITDA and Free Cash Flow at multiples of the rate of increase in flight activity. Completing attractive bolt-on acquisition opportunities remains a priority for the business.

The renewable facilities in MIC’s Contracted Power (CP) segment enjoyed improved wind and solar resources in the second quarter. Resources were at or slightly above long-term average levels. Contributions from facilities acquired in 2016 added to segment results. The formation of a new joint venture with a developer of renewable projects positions the segment for continued growth.

The Bayonne Energy Center (BEC), the thermal power generation facility in MIC’s CP segment, underperformed as a result of previously announced lower capacity prices in NYISO Zone J and a reduction in utilization. The completion of construction projects, including a recent interconnection with a second pipeline serving BEC, is expected to improve utilization of the facility beginning in the third quarter.

Hawaii Gas, the largest component of the MIC Hawaii segment, benefitted from increased gas sales versus the same period last year. A portion of the increased contribution was offset at the segment level by costs associated with acquisitions completed in 2016. Following the quarter end, Hawaii Gas filed a general rate case seeking a $15.0 million annual increase in regulated utility revenue. To the extent new rates are approved by regulators, the Company expects that an interim increase, if any, could take effect in mid-2018.

Summary Financial Information

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2017	2016	$	%	2017	2016	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Net income	$26,025	$21,081	4,944	23.5	$58,663	$41,257	17,406	42.2
Weighted average number of shares outstanding: basic	82,430,324	80,369,575	2,060,749	2.6	82,285,053	80,241,293	2,043,760	2.5
Net income per share attributable to MIC	$0.32	$0.24	0.08	33.3	$0.75	$0.52	0.23	44.2
Cash provided by operating activities	120,636	129,352	(8,716)	(6.7)	249,204	277,918	(28,714)	(10.3)
MIC Non-GAAP Metrics
EBITDA excluding non-cash items(1)	$170,924	$166,784	4,140	2.5	$351,239	$342,759	8,480	2.5
Shared service implementation costs	3,091	—	3,091	NM	5,445	—	5,445	NM
Investment and acquisition costs	4,850	—	4,850	NM	4,850	—	4,850	NM
Adjusted EBITDA excluding non-cash items	$178,865	$166,784	12,081	7.2	$361,534	$342,759	18,775	5.5
Cash interest(2)	$(26,410)	$(27,241)	831	3.1	$(52,284)	$(54,619)	2,335	4.3
Cash taxes	(2,618)	(1,662)	(956)	(57.5)	(6,339)	(4,168)	(2,171)	(52.1)
Maintenance capital expenditures	(6,480)	(9,840)	3,360	34.1	(10,956)	(20,253)	9,297	45.9
Noncontrolling interest(3)	(2,244)	(1,724)	(520)	(30.2)	(3,915)	(4,007)	92	2.3
Adjusted Free Cash Flow	$141,113	$126,317	14,796	11.7	$288,040	$259,712	28,328	10.9

NM — Not meaningful

(1)	EBITDA excluding non-cash items is calculated as net income before interest expense, taxes, depreciation and amortization expense, management fees, pension expense and other non-cash (income) expense recorded in the consolidated statement of operations. See below for reconciliation of net income (loss) to EBITDA excluding non-cash items.
(2)	Cash interest is calculated as interest expense excluding the impact of non-cash adjustments for unrealized (gains) losses from derivative instruments, amortization of deferred financing costs and the amortization of debt discount recorded in the consolidated statement of operations.
(3)	Noncontrolling interest adjustment represents the portion of Free Cash Flow not attributable to MIC's ownership interest.

Conference Call and Webcast

When:  MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, August 3, 2017 during which management will review and comment on the second quarter 2017 results.

How:  To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.

Slides:  MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.

Replay:  For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on August 3, 2017 through midnight on August 10, 2017, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 48792183. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers primarily in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; entities comprising an energy services, production and distribution segment, MIC Hawaii; and entities comprising a Contracted Power segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items, Free Cash Flow and certain proportionately combined financial metrics. Proportionately combined financial metrics, including Free Cash Flow, reflect MIC Corporate and the Company’s ownership interest in each of its businesses.

MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expenses reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

Given MIC’s varied ownership levels in its CP and MIC Hawaii segments, together with obligations to report the results of these businesses on a consolidated basis, GAAP measures such as net income (loss) do not fully reflect all of the items management considers in assessing the amount of cash generated based on its ownership interest in its businesses. The Company notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure and not in lieu of its financial results reported under GAAP.

The Company’s businesses are characteristically owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital.

Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement; (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) amortization of tolling liabilities; (vi) gains (losses) on disposal of assets; and (vii) pension expenses. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.

In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure and not in lieu of its financial results reported under GAAP.

See also “Reconciliation of Consolidated Net Income (Loss) to EBITDA Excluding Non-Cash Items and a Reconciliation from Cash Provided by Operating Activities to Free Cash Flow” below.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

In some cases, specific capital expenditures contain characteristics of both maintenance and growth capital expenditures. MIC does not bifurcate specific capital expenditures into maintenance and growth components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks related to its shared services initiative; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Melissa McNamara Corporate Communications MIC 212-231-1667

Michael Hacke Investor Relations MIC 212-231-6483

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,873	$44,767
Restricted cash	23,368	16,420
Accounts receivable, less allowance for doubtful accounts of $871 and $1,434, respectively	133,562	124,846
Inventories	35,474	31,461
Prepaid expenses	16,406	14,561
Fair value of derivative instruments	4,902	5,514
Other current assets	9,433	7,099
Total current assets	252,018	244,668
Property, equipment, land and leasehold improvements, net	4,408,254	4,346,536
Investment in unconsolidated business	9,192	8,835
Goodwill	2,031,720	2,024,409
Intangible assets, net	884,112	888,971
Fair value of derivative instruments	19,432	30,781
Other noncurrent assets	30,183	15,053
Total assets	$7,634,911	$7,559,253
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Due to Manager – related party	$6,200	$6,594
Accounts payable	60,200	69,566
Accrued expenses	91,390	83,734
Current portion of long-term debt	45,544	40,016
Fair value of derivative instruments	5,527	9,297
Other current liabilities	39,783	41,802
Total current liabilities	248,644	251,009
Long-term debt, net of current portion	3,205,733	3,039,966
Deferred income taxes	930,565	896,116
Fair value of derivative instruments	6,157	5,966
Tolling agreements – noncurrent	56,484	60,373
Other noncurrent liabilities	155,812	158,289
Total liabilities	4,603,395	4,411,719
Commitments and contingencies	—	—
Stockholders’ equity(1):
Common stock ($0.001 par value; 500,000,000 authorized; 82,589,776 shares issued and outstanding at June 30, 2017 and 82,047,526 shares issued and outstanding at December 31, 2016)	$83	$82
Additional paid in capital	1,915,626	2,089,407
Accumulated other comprehensive loss	(27,863)	(28,960)
Retained earnings	954,400	892,365
Total stockholders’ equity	2,842,246	2,952,894
Noncontrolling interests	189,270	194,640
Total equity	3,031,516	3,147,534
Total liabilities and equity	$7,634,911	$7,559,253

(1)	The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share. At June 30, 2017 and December 31, 2016, no preferred stock were issued or outstanding. The Company has 100 shares of special stock issued and outstanding to its Manager at June 30, 2017 and December 31, 2016.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Share and Per Share Data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Service revenue	$345,045	$306,221	$708,849	$618,462
Product revenue	93,945	91,358	181,598	175,504
Total revenue	438,990	397,579	890,447	793,966
Costs and expenses
Cost of services	147,114	120,857	301,820	237,320
Cost of product sales	40,249	35,018	87,474	68,078
Selling, general and administrative	82,967	72,430	159,919	144,714
Fees to Manager – related party	18,433	16,392	36,656	31,188
Depreciation	57,063	59,662	114,744	112,883
Amortization of intangibles	15,898	16,713	33,591	34,500
Total operating expenses	361,724	321,072	734,204	628,683
Operating income	77,266	76,507	156,243	165,283
Other income (expense)
Interest income	41	25	75	58
Interest expense(1)	(35,356)	(39,502)	(60,838)	(96,397)
Other income, net	1,738	271	2,920	3,700
Net income before income taxes	43,689	37,301	98,400	72,644
Provision for income taxes	(17,664)	(16,220)	(39,737)	(31,387)
Net income	$26,025	$21,081	$58,663	$41,257
Less: net income (loss) attributable to noncontrolling interests	5	1,889	(3,372)	(290)
Net income attributable to MIC	$26,020	$19,192	$62,035	$41,547
Basic income per share attributable to MIC	$0.32	$0.24	$0.75	$0.52
Weighted average number of shares outstanding: basic	82,430,324	80,369,575	82,285,053	80,241,293
Diluted income per share attributable to MIC	$0.32	$0.24	$0.75	$0.51
Weighted average number of shares outstanding: diluted	82,439,840	81,323,294	82,294,608	81,194,505
Cash dividends declared per share	$1.38	$1.25	$2.70	$2.45

(1)	Interest expense includes losses on derivative instruments of $7.7 million and $6.8 million for the quarter and six months ended June 30, 2017, respectively. For the quarter and six months ended June 30, 2016, interest expense includes losses on derivative instruments of $14.9 million and $46.7 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net income	$58,663	$41,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	114,744	112,883
Amortization of intangible assets	33,591	34,500
Amortization of debt financing costs	4,301	5,249
Amortization of debt discount	1,495	—
Adjustments to derivative instruments	8,382	29,030
Fees to Manager-related party	36,656	31,188
Deferred taxes	33,398	27,219
Pension expense	4,321	4,395
Other non-cash income, net	(2,935)	(1,749)
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	567	2,368
Accounts receivable	(7,871)	(1,788)
Inventories	(4,256)	(2,104)
Prepaid expenses and other current assets	(2,529)	9,498
Due to Manager – related party	(122)	90
Accounts payable and accrued expenses	(15,782)	(13,789)
Income taxes payable	(1,506)	1,393
Other, net	(11,913)	(1,722)
Net cash provided by operating activities	249,204	277,918
Investing activities
Acquisitions of businesses and investments, net of cash acquired	(66,321)	(16,613)
Purchases of property and equipment	(130,351)	(118,734)
Proceeds from insurance claim	—	7,235
Loan to project developer	(14,675)	—
Loan repayment from project developer	1,396	—
Change in restricted cash	(8,001)	—
Other, net	60	513
Net cash used in investing activities	(217,892)	(127,599)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Thousands)

	Six Months Ended June 30,
	2017	2016
Financing activities
Proceeds from long-term debt	$264,500	$251,000
Payment of long-term debt	(98,542)	(216,581)
Proceeds from the issuance of shares	5,321	1,323
Dividends paid to common stockholders	(216,508)	(188,608)
Contributions received from noncontrolling interests	—	15,431
Purchase of noncontrolling interest	—	(9,909)
Distributions paid to noncontrolling interests	(2,040)	(2,505)
Offering and equity raise costs paid	(182)	(149)
Debt financing costs paid	(447)	(1,203)
Change in restricted cash	557	2,096
Payment of capital lease obligations	(53)	(789)
Net cash used in financing activities	(47,394)	(149,894)
Effect of exchange rate changes on cash and cash equivalents	188	442
Net change in cash and cash equivalents	(15,894)	867
Cash and cash equivalents, beginning of period	44,767	22,394
Cash and cash equivalents, end of period	$28,873	$23,261
Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued equity offering costs	$44	$260
Accrued financing costs	$—	$443
Accrued purchases of property and equipment	$41,354	$20,794
Issuance of shares to Manager	$36,927	$30,977
Issuance of shares to independent directors	$681	$750
Conversion of convertible senior notes to shares	$17	$4
Taxes paid, net	$7,845	$2,766
Interest paid	$54,601	$55,956

MACQUARIE INFRASTRUCTURE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016	$	%	2017	2016	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$345,045	$306,221	38,824	12.7	$708,849	$618,462	90,387	14.6
Product revenue	93,945	91,358	2,587	2.8	181,598	175,504	6,094	3.5
Total revenue	438,990	397,579	41,411	10.4	890,447	793,966	96,481	12.2
Costs and expenses
Cost of services	147,114	120,857	(26,257)	(21.7)	301,820	237,320	(64,500)	(27.2)
Cost of product sales	40,249	35,018	(5,231)	(14.9)	87,474	68,078	(19,396)	(28.5)
Selling, general and administrative	82,967	72,430	(10,537)	(14.5)	159,919	144,714	(15,205)	(10.5)
Fees to Manager – related party	18,433	16,392	(2,041)	(12.5)	36,656	31,188	(5,468)	(17.5)
Depreciation	57,063	59,662	2,599	4.4	114,744	112,883	(1,861)	(1.6)
Amortization of intangibles	15,898	16,713	815	4.9	33,591	34,500	909	2.6
Total operating expenses	361,724	321,072	(40,652)	(12.7)	734,204	628,683	(105,521)	(16.8)
Operating income	77,266	76,507	759	1.0	156,243	165,283	(9,040)	(5.5)
Other income (expense)
Interest income	41	25	16	64.0	75	58	17	29.3
Interest expense(1)	(35,356)	(39,502)	4,146	10.5	(60,838)	(96,397)	35,559	36.9
Other income, net	1,738	271	1,467	NM	2,920	3,700	(780)	(21.1)
Net income before income taxes	43,689	37,301	6,388	17.1	98,400	72,644	25,756	35.5
Provision for income taxes	(17,664)	(16,220)	(1,444)	(8.9)	(39,737)	(31,387)	(8,350)	(26.6)
Net income	$26,025	$21,081	4,944	23.5	$58,663	$41,257	17,406	42.2
Less: net income (loss) attributable to noncontrolling interests	5	1,889	1,884	99.7	(3,372)	(290)	3,082	NM
Net income attributable to MIC	$26,020	$19,192	6,828	35.6	$62,035	$41,547	20,488	49.3
Basic income per share attributable to MIC	$0.32	$0.24	0.08	33.3	$0.75	$0.52	0.23	44.2
Weighted average number of shares outstanding: basic	82,430,324	80,369,575	2,060,749	2.6	82,285,053	80,241,293	2,043,760	2.5

NM — Not meaningful

(1)	Interest expense includes losses on derivative instruments of $7.7 million and $6.8 million for the quarter and six months ended June 30, 2017, respectively. For the quarter and six months ended June 30, 2016, interest expense includes losses on derivative instruments of $14.9 million and $46.7 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016	$	%	2017	2016	$	%
	($ In Thousands) (Unaudited)
Net income	$26,025	$21,081			$58,663	$41,257
Interest expense, net(1)	35,315	39,477			60,763	96,339
Provision for income taxes	17,664	16,220			39,737	31,387
Depreciation	57,063	59,662			114,744	112,883
Amortization of intangibles	15,898	16,713			33,591	34,500
Fees to Manager-related party	18,433	16,392			36,656	31,188
Pension expense(2)	1,627	2,197			4,321	4,395
Other non-cash (income) expense, net(3)	(1,101)	(4,958)			2,764	(9,190)
EBITDA excluding non-cash items	$170,924	$166,784	4,140	2.5	$351,239	$342,759	8,480	2.5
EBITDA excluding non-cash items	$170,924	$166,784			$351,239	$342,759
Interest expense, net(1)	(35,315)	(39,477)			(60,763)	(96,339)
Adjustments to derivative instruments recorded in interest expense(1)	5,930	9,866			2,683	36,471
Amortization of debt financing costs(1)	2,099	2,370			4,301	5,249
Amortization of debt discount(1)	876	—			1,495	—
Provision for income taxes, net of changes in deferred taxes	(2,618)	(1,662)			(6,339)	(4,168)
Changes in working capital	(21,260)	(8,529)			(43,412)	(6,054)
Cash provided by operating activities	120,636	129,352			249,204	277,918
Changes in working capital	21,260	8,529			43,412	6,054
Maintenance capital expenditures	(6,480)	(9,840)			(10,956)	(20,253)
Free cash flow	$135,416	$128,041	7,375	5.8	$281,660	$263,719	17,941	6.8

(1)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. For the six months ended June 30, 2016, interest expense also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash (income) expense, net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO PROPORTIONATELY COMBINED FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016	$	%	2017	2016	$	%
	($ In Thousands) (Unaudited)
Free Cash Flow – Consolidated basis	$135,416	$128,041	7,375	5.8	$281,660	$263,719	17,941	6.8
100% of CP Free Cash Flow included in consolidated Free Cash Flow	(20,704)	(17,871)			(30,543)	(29,814)
MIC's share of CP Free Cash Flow	18,462	16,147			26,633	25,807
100% of MIC Hawaii Free Cash Flow included in consolidated Free Cash Flow	(9,295)	(10,874)			(24,231)	(21,736)
MIC's share of MIC Hawaii Free Cash Flow	9,293	10,874			24,226	21,736
Free Cash Flow – Proportionately Combined basis	$133,172	$126,317	6,855	5.4	$277,745	$259,712	18,033	6.9

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016			2017	2016
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	137,144	128,218	8,926	7.0	275,961	263,643	12,318	4.7
Cost of services	49,224	46,459	(2,765)	(6.0)	99,070	96,760	(2,310)	(2.4)
Selling, general and administrative expenses	7,485	7,790	305	3.9	16,523	15,964	(559)	(3.5)
Depreciation and amortization	30,795	35,282	4,487	12.7	62,315	67,903	5,588	8.2
Operating income	49,640	38,687	10,953	28.3	98,053	83,016	15,037	18.1
Interest expense, net(1)	(11,763)	(13,764)	2,001	14.5	(20,520)	(33,635)	13,115	39.0
Other income, net	452	464	(12)	(2.6)	1,160	3,452	(2,292)	(66.4)
Provision for income taxes	(15,716)	(10,409)	(5,307)	(51.0)	(32,264)	(21,638)	(10,626)	(49.1)
Net income(2)	22,613	14,978	7,635	51.0	46,429	31,195	15,234	48.8
Less: net income attributable to noncontrolling interests	—	—	—	—	—	59	59	100.0
Net income attributable to MIC(2)	22,613	14,978	7,635	51.0	46,429	31,136	15,293	49.1
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	22,613	14,978			46,429	31,195
Interest expense, net(1)	11,763	13,764			20,520	33,635
Provision for income taxes	15,716	10,409			32,264	21,638
Depreciation and amortization	30,795	35,282			62,315	67,903
Pension expense(3)	1,350	1,831			3,766	3,662
Other non-cash expense, net	69	115			137	558
EBITDA excluding non-cash items	82,306	76,379	5,927	7.8	165,431	158,591	6,840	4.3
EBITDA excluding non-cash items	82,306	76,379			165,431	158,591
Interest expense, net(1)	(11,763)	(13,764)			(20,520)	(33,635)
Adjustments to derivative instruments recorded in interest expense(1)	1,587	3,546			267	13,156
Amortization of debt financing costs(1)	412	411			823	831
Provision for income taxes, net of changes in deferred taxes	(1,155)	(937)			(3,413)	(2,167)
Changes in working capital	(16,881)	(7,676)			(16,145)	(10,483)
Cash provided by operating activities	54,506	57,959			126,443	126,293
Changes in working capital	16,881	7,676			16,145	10,483
Maintenance capital expenditures	(2,987)	(6,942)			(5,447)	(13,239)
Free cash flow	68,400	58,693	9,707	16.5	137,141	123,537	13,604	11.0

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

Atlantic Aviation

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016			2017	2016
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	196,939	179,218	17,721	9.9	409,692	357,206	52,486	14.7
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	86,957	74,440	(12,517)	(16.8)	180,879	140,602	(40,277)	(28.6)
Gross margin	109,982	104,778	5,204	5.0	228,813	216,604	12,209	5.6
Selling, general and administrative expenses	52,596	51,381	(1,215)	(2.4)	106,486	103,992	(2,494)	(2.4)
Depreciation and amortization	23,575	24,702	1,127	4.6	48,608	46,893	(1,715)	(3.7)
Operating income	33,811	28,695	5,116	17.8	73,719	65,719	8,000	12.2
Interest expense, net(1)	(5,907)	(8,924)	3,017	33.8	(9,353)	(22,238)	12,885	57.9
Other (expense) income, net	(19)	(49)	30	61.2	(105)	341	(446)	(130.8)
Provision for income taxes	(11,077)	(7,973)	(3,104)	(38.9)	(25,627)	(17,715)	(7,912)	(44.7)
Net income(2)	16,808	11,749	5,059	43.1	38,634	26,107	12,527	48.0
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	16,808	11,749			38,634	26,107
Interest expense, net(1)	5,907	8,924			9,353	22,238
Provision for income taxes	11,077	7,973			25,627	17,715
Depreciation and amortization	23,575	24,702			48,608	46,893
Pension expense(3)	5	17			10	34
Other non-cash (income) expense, net	(22)	339			40	248
EBITDA excluding non-cash items	57,350	53,704	3,646	6.8	122,272	113,235	9,037	8.0
EBITDA excluding non-cash items	57,350	53,704			122,272	113,235
Interest expense, net(1)	(5,907)	(8,924)			(9,353)	(22,238)
Convertible senior notes interest(4)	(2,013)	—			(3,757)	—
Adjustments to derivative instruments recorded in interest expense(1)	2,553	1,179			2,686	6,787
Amortization of debt financing costs(1)	221	905			535	1,705
Provision for income taxes, net of changes in deferred taxes	(1,730)	(910)			(4,602)	(2,362)
Changes in working capital	784	226			(5,332)	6,270
Cash provided by operating activities	51,258	46,180			102,449	103,397
Changes in working capital	(784)	(226)			5,332	(6,270)
Maintenance capital expenditures	(1,981)	(1,457)			(2,906)	(3,741)
Free cash flow	48,493	44,497	3,996	9.0	104,875	93,386	11,489	12.3

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Represents the cash interest expense reclassified from MIC Corporate related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation's credit facility in October 2016.

Contracted Power

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016			2017	2016
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	40,166	38,300	1,866	4.9	68,236	68,479	(243)	(0.4)
Cost of product sales	5,498	5,794	296	5.1	10,357	10,151	(206)	(2.0)
Selling, general and administrative expenses	6,244	6,547	303	4.6	11,409	12,507	1,098	8.8
Depreciation and amortization	14,861	13,847	(1,014)	(7.3)	30,201	27,693	(2,508)	(9.1)
Operating income	13,563	12,112	1,451	12.0	16,269	18,128	(1,859)	(10.3)
Interest expense, net(1)	(8,767)	(11,002)	2,235	20.3	(14,150)	(28,850)	14,700	51.0
Other income, net	1,341	3	1,338	NM	2,106	308	1,798	NM
(Provision) benefit for income taxes	(1,845)	(1,917)	72	3.8	(1,872)	387	(2,259)	NM
Net income (loss)(2)	4,292	(804)	5,096	NM	2,353	(10,027)	12,380	123.5
Less: net income (loss) attributable to noncontrolling interest	16	1,889	1,873	99.2	(3,333)	(349)	2,984	NM
Net income (loss) attributable to MIC(2)	4,276	(2,693)	6,969	NM	5,686	(9,678)	15,364	158.8
Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income (loss)(2)	4,292	(804)			2,353	(10,027)
Interest expense, net(1)	8,767	11,002			14,150	28,850
Provision (benefit) for income taxes	1,845	1,917			1,872	(387)
Depreciation and amortization	14,861	13,847			30,201	27,693
Other non-cash income, net (3)	(2,232)	(1,945)			(4,256)	(3,965)
EBITDA excluding non-cash items	27,533	24,017	3,516	14.6	44,320	42,164	2,156	5.1
EBITDA excluding non-cash items	27,533	24,017			44,320	42,164
Interest expense, net(1)	(8,767)	(11,002)			(14,150)	(28,850)
Adjustments to derivative instruments recorded in interest expense(1)	1,474	4,504			(360)	15,772
Amortization of debt financing costs(1)	379	354			758	737
Provision/benefit for income taxes, net of changes in deferred taxes	85	(2)			(3)	(9)
Changes in working capital	(8,003)	(5,470)			(7,861)	(2,858)
Cash provided by operating activities	12,701	12,401			22,704	26,956
Changes in working capital	8,003	5,470			7,861	2,858
Maintenance capital expenditures	—	—			(22)	—
Free cash flow	20,704	17,871	2,833	15.9	30,543	29,814	729	2.4

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Other non-cash income, net, primarily includes amortization of tolling liabilities. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.

MIC Hawaii

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016			2017	2016
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	53,779	53,058	721	1.4	113,362	107,025	6,337	5.9
Service revenue	12,193	—	12,193	NM	25,650	—	25,650	NM
Total revenue	65,972	53,058	12,914	24.3	139,012	107,025	31,987	29.9
Cost of product sales (exclusive of depreciation and amortization of intangibles shown separately below)	34,751	29,224	(5,527)	(18.9)	77,117	57,927	(19,190)	(33.1)
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	10,944	—	(10,944)	NM	21,884	—	(21,884)	NM
Cost of revenue – total	45,695	29,224	(16,471)	(56.4)	99,001	57,927	(41,074)	(70.9)
Gross margin	20,277	23,834	(3,557)	(14.9)	40,011	49,098	(9,087)	(18.5)
Selling, general and administrative expenses	6,770	4,434	(2,336)	(52.7)	12,855	9,690	(3,165)	(32.7)
Depreciation and amortization	3,730	2,544	(1,186)	(46.6)	7,211	4,894	(2,317)	(47.3)
Operating income	9,777	16,856	(7,079)	(42.0)	19,945	34,514	(14,569)	(42.2)
Interest expense, net(1)	(2,207)	(2,229)	22	1.0	(3,918)	(4,653)	735	15.8
Other expense, net	(36)	(147)	111	75.5	(241)	(401)	160	39.9
Provision for income taxes	(2,563)	(5,706)	3,143	55.1	(5,942)	(11,617)	5,675	48.9
Net income(2)	4,971	8,774	(3,803)	(43.3)	9,844	17,843	(7,999)	(44.8)
Less: net loss attributable to noncontrolling interests	(11)	—	11	NM	(39)	—	39	NM
Net income attributable to MIC(2)	4,982	8,774	(3,792)	(43.2)	9,883	17,843	(7,960)	(44.6)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	4,971	8,774			9,844	17,843
Interest expense, net(1)	2,207	2,229			3,918	4,653
Provision for income taxes	2,563	5,706			5,942	11,617
Depreciation and amortization	3,730	2,544			7,211	4,894
Pension expense(3)	272	349			545	699
Other non-cash expense (income), net(4)	897	(3,654)			6,468	(6,406)
EBITDA excluding non-cash items	14,640	15,948	(1,308)	(8.2)	33,928	33,300	628	1.9
EBITDA excluding non-cash items	14,640	15,948			33,928	33,300
Interest expense, net(1)	(2,207)	(2,229)			(3,918)	(4,653)
Adjustments to derivative instruments recorded in interest expense(1)	316	637			90	756
Amortization of debt financing costs(1)	99	88			204	752
Provision for income taxes, net of changes in deferred taxes	(2,041)	(2,129)			(3,492)	(5,146)
Changes in working capital	(1,837)	4,011			(10,317)	6,948
Cash provided by operating activities	8,970	16,326			16,495	31,957
Changes in working capital	1,837	(4,011)			10,317	(6,948)
Maintenance capital expenditures	(1,512)	(1,441)			(2,581)	(3,273)
Free cash flow	9,295	10,874	(1,579)	(14.5)	24,231	21,736	2,495	11.5

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees. For the six months ended June 30, 2016, interest expense also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consideration.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Other non-cash expense (income), net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.

Corporate and Other

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2017	2016			2017	2016
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Fees to Manager-related party	18,433	16,392	(2,041)	(12.5)	36,656	31,188	(5,468)	(17.5)
Selling, general and administrative expenses(1)	11,092	3,451	(7,641)	NM	15,087	4,906	(10,181)	NM
Operating loss	(29,525)	(19,843)	(9,682)	(48.8)	(51,743)	(36,094)	(15,649)	(43.4)
Interest expense, net(2)	(6,671)	(3,558)	(3,113)	(87.5)	(12,822)	(6,963)	(5,859)	(84.1)
Benefit for income taxes	13,537	9,785	3,752	38.3	25,968	19,196	6,772	35.3
Net loss(3)	(22,659)	(13,616)	(9,043)	(66.4)	(38,597)	(23,861)	(14,736)	(61.8)
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss(3)	(22,659)	(13,616)			(38,597)	(23,861)
Interest expense, net(2)	6,671	3,558			12,822	6,963
Benefit for income taxes	(13,537)	(9,785)			(25,968)	(19,196)
Fees to Manager-related party	18,433	16,392			36,656	31,188
Other non-cash expense	187	187			375	375
EBITDA excluding non-cash items	(10,905)	(3,264)	(7,641)	NM	(14,712)	(4,531)	(10,181)	NM
EBITDA excluding non-cash items	(10,905)	(3,264)			(14,712)	(4,531)
Interest expense, net(2)	(6,671)	(3,558)			(12,822)	(6,963)
Convertible senior notes interest(4)	2,013	—			3,757	—
Amortization of debt financing costs(2)	988	612			1,981	1,224
Amortization of debt discount(2)	876	—			1,495	—
Benefit for income taxes, net of changes in deferred taxes	2,223	2,316			5,171	5,516
Changes in working capital	4,677	380			(3,757)	(5,931)
Cash used in operating activities	(6,799)	(3,514)			(18,887)	(10,685)
Changes in working capital	(4,677)	(380)			3,757	5,931
Free cash flow	(11,476)	(3,894)	(7,582)	(194.7)	(15,130)	(4,754)	(10,376)	NM

NM — Not meaningful

(1)	For the quarter and six months ended June 30, 2017, selling, general and administrative expenses included $3.1 million and $5.4 million, respectively, of costs related to the implementation of a shared service initiative. Selling, general and administrative expenses for the quarter and six months ended June 30, 2017 also includes $4.9 million of costs incurred in connection with the evaluation of various investment and acquisition opportunities.
(2)	Interest expense, net, included non-cash amortization of deferred financing fees and amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(3)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(4)	Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation's credit facility in October 2016.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES TO PROPORTIONATELY COMBINED FREE CASH FLOW

	For the Quarter Ended June 30, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	22,613	16,808	4,107	4,973	(22,659)	25,842	4,292	4,971
Interest expense, net(3)	11,763	5,907	7,789	2,204	6,671	34,334	8,767	2,207
Provision (benefit) for income taxes	15,716	11,077	1,845	2,563	(13,537)	17,664	1,845	2,563
Depreciation and amortization of intangibles	30,795	23,575	12,980	3,726	—	71,076	14,861	3,730
Fees to Manager-related party	—	—	—	—	18,433	18,433	—	—
Pension expense(4)	1,350	5	—	272	—	1,627	—	272
Other non-cash expense (income), net(5)	69	(22)	(2,232)	898	187	(1,100)	(2,232)	897
EBITDA excluding non-cash items	82,306	57,350	24,489	14,636	(10,905)	167,876	27,533	14,640
EBITDA excluding non-cash items	82,306	57,350	24,489	14,636	(10,905)	167,876	27,533	14,640
Interest expense, net(3)	(11,763)	(5,907)	(7,789)	(2,204)	(6,671)	(34,334)	(8,767)	(2,207)
Convertible senior notes interest(6)	—	(2,013)	—	—	2,013	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	1,587	2,553	1,312	315	—	5,767	1,474	316
Amortization of debt financing charges(3)	412	221	365	99	988	2,085	379	99
Amortization of debt discount(3)	—	—	—	—	876	876	—	—
Provision/benefit for income taxes, net of changes in deferred taxes	(1,155)	(1,730)	85	(2,041)	2,223	(2,618)	85	(2,041)
Changes in working capital	(16,881)	784	(7,392)	(1,817)	4,677	(20,629)	(8,003)	(1,837)
Cash provided by (used in) operating activities	54,506	51,258	11,070	8,988	(6,799)	119,023	12,701	8,970
Changes in working capital	16,881	(784)	7,392	1,817	(4,677)	20,629	8,003	1,837
Maintenance capital expenditures	(2,987)	(1,981)	—	(1,512)	—	(6,480)	—	(1,512)
Proportionately Combined Free Cash Flow	68,400	48,493	18,462	9,293	(11,476)	133,172	20,704	9,295

	For the Quarter Ended June 30, 2016
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%
	($ in Thousands) (Unaudited)
Net income (loss)	14,978	11,749	(153)	8,774	(13,616)	21,732	(804)
Interest expense, net(3)	13,764	8,924	9,661	2,229	3,558	38,136	11,002
Provision (benefit) for income taxes	10,409	7,973	1,915	5,706	(9,785)	16,218	1,917
Depreciation and amortization of intangibles	35,282	24,702	11,973	2,544	—	74,501	13,847
Fees to Manager-related party	—	—	—	—	16,392	16,392	—
Pension expense(4)	1,831	17	—	349	—	2,197	—
Other non-cash expense (income), net(5)	115	339	(1,945)	(3,654)	187	(4,958)	(1,945)
EBITDA excluding non-cash items	76,379	53,704	21,451	15,948	(3,264)	164,218	24,017
EBITDA excluding non-cash items	76,379	53,704	21,451	15,948	(3,264)	164,218	24,017
Interest expense, net(3)	(13,764)	(8,924)	(9,661)	(2,229)	(3,558)	(38,136)	(11,002)
Adjustments to derivative instruments recorded in interest expense, net(3)	3,546	1,179	4,019	637	—	9,381	4,504
Amortization of debt financing charges(3)	411	905	340	88	612	2,356	354
Provision/benefit for income taxes, net of changes in deferred taxes	(937)	(910)	(2)	(2,129)	2,316	(1,662)	(2)
Changes in working capital	(7,676)	226	(5,446)	4,011	380	(8,505)	(5,470)
Cash provided by (used in) operating activities	57,959	46,180	10,701	16,326	(3,514)	127,652	12,401
Changes in working capital	7,676	(226)	5,446	(4,011)	(380)	8,505	5,470
Maintenance capital expenditures	(6,942)	(1,457)	—	(1,441)	—	(9,840)	—
Proportionately Combined Free Cash Flow	58,693	44,497	16,147	10,874	(3,894)	126,317	17,871

	For the Six Months Ended June 30, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	46,429	38,634	2,153	9,848	(38,597)	58,467	2,353	9,844
Interest expense, net(3)	20,520	9,353	12,579	3,914	12,822	59,188	14,150	3,918
Provision (benefit) for income taxes	32,264	25,627	1,872	5,942	(25,968)	39,737	1,872	5,942
Depreciation and amortization of intangibles	62,315	48,608	26,441	7,202	—	144,566	30,201	7,211
Fees to Manager-related party	—	—	—	—	36,656	36,656	—	—
Pension expense(4)	3,766	10	—	545	—	4,321	—	545
Other non-cash expense (income), net(5)	137	40	(4,235)	6,469	375	2,786	(4,256)	6,468
EBITDA excluding non-cash items	165,431	122,272	38,810	33,920	(14,712)	345,721	44,320	33,928
EBITDA excluding non-cash items	165,431	122,272	38,810	33,920	(14,712)	345,721	44,320	33,928
Interest expense, net(3)	(20,520)	(9,353)	(12,579)	(3,914)	(12,822)	(59,188)	(14,150)	(3,918)
Convertible senior notes interest(6)	—	(3,757)	—	—	3,757	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	267	2,686	(302)	89	—	2,740	(360)	90
Amortization of debt financing charges(3)	823	535	729	204	1,981	4,272	758	204
Amortization of debt discount(3)	—	—	—	—	1,495	1,495	—	—
Provision/benefit for income taxes, net of changes in deferred taxes	(3,413)	(4,602)	(3)	(3,492)	5,171	(6,339)	(3)	(3,492)
Changes in working capital	(16,145)	(5,332)	(7,540)	(10,299)	(3,757)	(43,073)	(7,861)	(10,317)
Cash provided by (used in) operating activities	126,443	102,449	19,115	16,508	(18,887)	245,628	22,704	16,495
Changes in working capital	16,145	5,332	7,540	10,299	3,757	43,073	7,861	10,317
Maintenance capital expenditures	(5,447)	(2,906)	(22)	(2,581)	—	(10,956)	(22)	(2,581)
Proportionately Combined Free Cash Flow	137,141	104,875	26,633	24,226	(15,130)	277,745	30,543	24,231

	For the Six Months Ended June 30, 2016
	IMTT(7)	Atlantic Aviation	Contracted Power(1)	MIC Hawaii	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%
	($ in Thousands) (Unaudited)
Net income (loss)	31,195	26,107	(8,593)	17,843	(23,861)	42,691	(10,027)
Interest expense, net(3)	33,635	22,238	25,449	4,653	6,963	92,938	28,850
Provision (benefit) for income taxes	21,638	17,715	(389)	11,617	(19,196)	31,385	(387)
Depreciation and amortization of intangibles	67,903	46,893	23,945	4,894	—	143,635	27,693
Fees to Manager-related party	—	—	—	—	31,188	31,188	—
Pension expense(4)	3,662	34	—	699	—	4,395	—
Other non-cash expense (income), net(5)	558	248	(3,946)	(6,406)	375	(9,171)	(3,965)
EBITDA excluding non-cash items	158,591	113,235	36,466	33,300	(4,531)	337,061	42,164
EBITDA excluding non-cash items	158,591	113,235	36,466	33,300	(4,531)	337,061	42,164
Interest expense, net(3)	(33,635)	(22,238)	(25,449)	(4,653)	(6,963)	(92,938)	(28,850)
Adjustments to derivative instruments recorded in interest expense, net(3)	13,156	6,787	14,090	756	—	34,789	15,772
Amortization of debt financing charges(3)	831	1,705	709	752	1,224	5,221	737
Provision/benefit for income taxes, net of changes in deferred taxes	(2,167)	(2,362)	(9)	(5,146)	5,516	(4,168)	(9)
Changes in working capital	(10,483)	6,270	(3,062)	6,948	(5,931)	(6,258)	(2,858)
Cash provided by (used in) operating activities	126,293	103,397	22,745	31,957	(10,685)	273,707	26,956
Changes in working capital	10,483	(6,270)	3,062	(6,948)	5,931	6,258	2,858
Maintenance capital expenditures	(13,239)	(3,741)	—	(3,273)	—	(20,253)	—
Proportionately Combined Free Cash Flow	123,537	93,386	25,807	21,736	(4,754)	259,712	29,814

(1)	Represents MIC's proportionately combined interests in the businesses comprising this reportable segment.
(2)	The sum of the amounts attributable to MIC in proportion to its ownership.
(3)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing charges and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. For the six months ended June 30, 2016, interest expense, net, also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas.
(4)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(5)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(6)	Represents the cash interest expense reclassified from MIC Corporate to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation's credit facility in October 2016.
(7)	On March 31, 2016, IMTT acquired the remaining 33.3% interest in its Quebec terminal that it did not previously own. IMTT was previously providing management services to this terminal and no operational changes are expected. Prior to the acquisition, IMTT consolidated the results of the Quebec terminal in its financial statements and adjusted for the portion that it did not own through noncontrolling interests. Since the IMTT Acquisition in July 2014 and prior to the acquisition of the noncontrolling interest, MIC reported IMTT’s EBITDA excluding non-cash items and Free Cash Flow including the 33.3% portion of the Quebec terminal. The contribution from the minority interest was not significant. Therefore, there were no changes to our historical EBITDA excluding non-cash items, Free Cash Flow or results generally as a function of acquiring this noncontrolling interest.